Exhibit 10.9

*** CERTAIN MATERIAL (INDICATED BY THREE ASTERISKS IN BRACKETS) HAS BEEN OMITTED FROM THIS DOCUMENT BECAUSE IT IS BOTH (1) NOT MATERIAL AND (2) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

Dragon Boat Biopharmaceutical (Shanghai) Limited.

AND

Adagene (Suzhou) Limited

Cooperation Agreement on the [***]

Project

May 2019

Cooperation Agreement on the [***] Project

This Cooperation Agreement on the [***] Project (this “Agreement”) is made and entered into by and among the following parties on May 22, 2019 in Shanghai, the People’s Republic of China (“China” or the “PRC”):

Party A: Dragon Boat Biopharmaceutical (Shanghai) Limited.

Domicile: Building 5, No. 34, Lane 122, Chunxiao Road, Zhangjiang, Shanghai

Legal Representative: Zou Xun

Party B: Adagene (Suzhou) Limited

Domicile: Room 301, Floor C14, Bionano Science Park, No. 218 Xinghu Street, Suzhou Industrial Park

Legal Representative: Peter Luo

(Party A and Party B are referred to individually as a “Party” and collectively as the “Parties”.)

WHEREAS:

1                               Party A Dragon Boat Biopharmaceutical (Shanghai) Limited. (“Dragon Boat” or “Party A”) is a limited liability company incorporated and existing under the laws of the PRC with its unified social credit code of 91310115781107395X.

2                               Party B Adagene (Suzhou) Limited (“Adagene Suzhou” or “Party B”) is a limited liability company incorporated and existing under the laws of the PRC, which is international in nature and focuses on the development of monospecific and bispecific antibodies and focuses on the building of new antibody product pipelines. Founded on February 28, 2012, a subsidiary wholly-owned by Adagene Inc. (a company incorporated and existing under the laws of the Cayman Islands) with the unified social credit code of 91320594590011964Y.

3                           Party A and Party B intend to cooperate in the research and development of new monospecific antibody drugs in respect of [***] antibody binding site (“[***] Project”, as defined in Article 1.1.1 for details) in PRC. In order to clarify the overall objectives and principles of such cooperation and clarify the rights and obligations of the Both Parties, Party A and Party B decide to enter into a cooperation agreement.

NOW, THEREFORE, based on the principles of equality and mutual benefit, Party A and Party B, through friendly consultation, agree as follows with respect to the cooperation hereunder.

Article 1 Purpose and Content of the Cooperation

1.1 Purpose of Cooperation: Party A introduces the [***] Project from Party B and develop the [***] Project Products based on the preliminary research conducted by Party B.

1.1.1 The [***] Project refers to data and patents of the monospecific antibody sequence generated against the [***] target, including but not limited to stable cell lines, amino acid and cDNA sequences, biological activity,  developability, etc.

1.1.2 cDNA refers to the DNA sequence corresponding to the anti-[***] antibody sequence.

1.1.3 PRC or China refers to the People’s Republic of China, for the purpose of this Agreement, excluding Hong Kong, Macau and Taiwan region.

1.1.4 IND refers to the investigational new drug application, and IND under this Agreement shall specifically refer to the investigational new drug application within the territory of Mainland China (excluding Hong Kong, Macao and Taiwan region).

1.1.5 [***] Project Products refer to the monospecific antibody drugs targeting [***] to be developed under the [***] Project.

1.2 The cooperation of [***] Project under this Agreement includes the research and development of new monospecific antibody drugs targeting [***].

Specifically: on the existing research and development basis of Adagene Suzhou, Dragon Boat shall pay Adagene Suzhou a certain amount of project introduction fee to obtain the domestic development right of such new monospecific anti-[***] project; after the introduction of the project, Party A shall independently carry out the subsequent research and development of [***] Project; and Adagene Suzhou shall fully cooperate. Dragon Boat shall pay fees to Adagene Suzhou and share the commercialized Greater China Interests (as defined in Article 3.1.2, the same below) of such project at different stages of the project in accordance with this Agreement.

1.2.1 The existing research and development basis of Adagene Suzhou refers to all materials, technology, inventions, discoveries, improvements, patents and know-how as well as all reports, data, technical information, original works of authorship and other information relating to monoclonal antibodies targeting [***] (including but not limited to the screening and optimization of anti-[***] antibody sequences, the developability and the in vitro biological activity research, the construction of original cell lines, etc) researched and developed by Adagene Suzhou based on the Background Intellectual Property such as the research and development technology of antibodies owned by and licensed from Adagene Inc. (the “Existing Research and Development Basis”)

1.2.2 The exclusive cooperation right refers to, subject to the terms and conditions of this Agreement, Adagene Suzhou and its affiliates shall not cooperate with any other third party on the development of the [***] monospecific project; after the payment of all project introduction fee by Dragon Boat, the PRC patents directly relating to the [***] molecule which Adagene Suzhou has applied shall be transferred to and owned by Dragon Boat, and the Parties shall share the Greater China Interest of their cooperation in accordance with Article 3.1 of this Agreement; if the subsequent development of the [***] Project involves the intellectual property of Adagene Suzhou and/or its affiliates, Adagene Suzhou shall grant to Dragon Boat a license to use such intellectual property under this Agreement without consideration. Unless the cooperation under this Agreement cannot be proceeded due to the intentional misconduct or gross negligence of Dragon Boat in performing this Agreement, Adagene Suzhou shall not revoke such license regarding the Existing Research and Development (also defined in Article 3.1).

1.3 The Parties agree that Party A shall be responsible for carrying out the Project and Party B, as the counterparty, shall fully cooperate in accordance with the terms and conditions of this Agreement. If a relevant agreement need to be executed, the content of such entrustment agreement shall not violate the principles set forth in this Agreement.

Article 2 Cooperative Expenses

2.1                     After this Agreement is executed and takes effect, Dragon Boat shall pay [***] RMB in total as the project introduction fee in accordance with the following schedule:

2.1.1                     [***]RMB, within 10 business days after the execution of this Agreement, in consideration for the obtaining Existing Research and Development Basis under Article 1.2.2;

2.1.2                     [***]RMB, within 10 business days after Party A carries out any preclinical safety studies animal testing of the Project Products;

2.1.3                     [***]RMB, within 10 business days after obtaining the IND approval documents within PRC;

2.1.4                     [***]RMB, within 10 business days after the completion of the phase I clinical trial in PRC.

2.2                     After the [***] related products comes on the market, within the validity period of the patent of [***] molecule, Party A shall, prior to May 10 of each year, disclose to Party B the sales of all products relevant to such molecule of the previous year, and shall, prior to June 1 of each year, pay Party B [***]% (exclusive of tax) of the net sales revenue of the products relevant to such molecule.

Article 3 Sharing of Project Interests and Ownership of Intellectual Property

3.1                     The Parties agree that Party A shall be entitled to 100% of the Greater China Interests of the [***] Project.

3.1.1                    The Greater China refers to, for the purpose of this Agreement, the Mainland China, Hong Kong, Macau and Taiwan region.

3.1.2                    The Greater China Interests refer to all economic benefits (including, but not limited to, patent assignment fees, licensing fees, sales revenue, and sales commissions) derived from the [***] Project in the Greater China.

3.2                     Interest and its Transfer

3.2.1                    The transferred interests under the [***] Project include all rights and interests directly related to the molecule, including but not limited to rights and interests on subsequent domestic and oversea research and development, the IND (investigational new drug application), clinical trials, marketing, equity transfer and combined medication.

3.2.2                    The transfer of the rights and interests related to the molecule described in Article 3.2.1 above shall be effected through the transfer of patents and related technology, specifically, the Party B shall transfer to Party A the core sequence (of amino acids and their encoding nucleic acids sequence) of such molecule as well as the relevant reasonable rights and interests that Party B owns based on such core sequence and that have been fixed in the form of patent application.

3.3                     Ownership of Intellectual Property

  3.3.1 The Parties agree that, after the effectiveness of this Agreement, all the results obtained by Party A relating to the research and development of such [***] new antibodies molecule, including, without limitation, cell lines, relevant technologies for the development process, pre-clinical application materials, clinical research materials and experimental data obtained in the process of research and development, shall be a part of the [***] Project and owned by Party A.

  3.3.2 Party B represents that as of the effective date of this Agreement, there is no dispute between Party B and any third party which would impact the license of the Existing Research and Development Basis of Adagene Suzhou to Party A, and has not found that the implementation of this Agreement would violate the intellectual property rights of any third party. Party B shall ensure that the sequences of anti-[***] antibodies provided by it do not violate the interest of any third party, and shall undertake any intellectual property dispute arising from the sequences of anti-[***] antibodies provided by it and the losses incurred thereby.

  3.3.3 Background Intellectual Property: Either Party shall retain all rights, title and interest in and to any Intellectual Property used in this Project which the Party or its Affiliates owned or have the right to use prior to the execution of this Agreement, or which is acquired independently of this Agreement (“Background Intellectual Property”). Party B’s Background Intellectual Property shall include, without limitation, any patent or know-how owned, controlled or otherwise used by Party B or its affiliates relating to the discovery technology of monoclonal antibodies against other antigens which are not developed under the [***] Project.

  3.3.4 Improvements of Background Intellectual Property: In case where either Party or its affiliate makes any improvement of the Background Intellectual Property during the research and development of [***] Project, such Party shall retain all right, title and interest to such improved Background Intellectual Property.

  3.3.5 Within the effective term of this Agreement, Party B hereby grants Party A a license to use Party B’s Background Intellectual Property and improved Background Intellectual Property in relation to the [***] Project without compensation for the purpose of performing this Agreement. However, Party B shall not be responsible for obtaining the license of any intellectual property rights of any third party that need to be purchased forthe purpose of performing this Agreement.

Article 4 Responsibilities of the Parties

4.1                     Exclusivity of the Project

4.1.1                    Within three years after the effectiveness of this Agreement, Party B shall not develop monospecific antibodies against the [***] target, nor shall it authorize any third party to the use of any sequences, cell lines, nanobodies, data, patented technology or other items; Any new projects in conflict with the interests of this Project shall be determined by the Parties through consultation and Party A shall have the prior cooperation right under the same conditions. However, the exclusivity obligation provided for in this Article does not include bispecific antibodies (simultaneously bind two different epitopes), antibody conjugates (ADC), diagnostic antibodies, antibody-targeted nanoparticles (Nano-particles) and antibody prodrugs (Probody).

4.1.2                    In the meantime, the Parties agree that the provision of screening service for third parties that Party B has commenced and continued prior to the execution of this Agreement is not subject to the exclusivity obligation of this Article.

4.2                    Risk of Project Failure

If the project fails due to the reasons solely attributable to the Existing Research and Development Basis of Adagene Suzhou (as defined in Article 1.2.2 of this Agreement), the project shall terminate and Dragon Boat shall have the right to claim against Adagene Suzhou to return the project introduction fees already paid, which shall not exceed [***] RMB; if the project fails due to the fault of Party A, Dragon Boat shall not claim against Adagene Suzhou for returning the above payments, and Adagene Suzhou shall claim against Dragon Boat for any unpaid amounts under Article 2.1.

Article 5 Representations and Warranties

5.1                     Party A and Party B represent and warrant that each Party has the requisite power to enter into, execute, deliver and perform this Agreement and any other documents required for the performance of this Agreement. This Agreement and any such other documents after taking effect constitute a legitimate, valid, binding and enforceable agreement between the Parties hereto.

5.2                     Party A and Party B represent and warrant that the execution, delivery and performance of this Agreement will not conflict with or result in a breach of the provisions of, or constitute a default (or result in the exercise of any right of termination in accordance with the provisions thereof) under, or violate, any of the following: (1) any material contract to which such Party is a party, unless the consent of the other party of such contract has been obtained; (2) any PRC Law, or any judgment, decree or order of any court, tribunal, government or governmental agency having jurisdiction over such Party or any of its assets; or (3) the articles of association or business license of such Party.

5.3                     Unless otherwise confirmed and agreed in writing by the other Parties, either Party shall keep confidential any Confidential Information relating to the other Parties which may come to its knowledge. Either Party shall cause its relevant personnel, counsels and auditing institutions to bear the same confidentiality obligation.

Article 6 Covenants

In addition to the obligations of the Parties under other provisions of this Agreement, the Parties covenant as follows:

6.1       The Parties hereto agree to cooperate with each other in completing any outstanding work relating to the cooperation under this Agreement as soon as possible. For this purpose , the Parties shall take or cause to be taken all necessary actions, including without limitation obtaining written consents of competent authorities or shareholders of such Party with respect to cooperation matters (if required), to ensure the full implementation of the terms of this Agreement. Any matters, which must be resolved during the implementation of this Agreement but is not stipulated in this Agreement, shall be settled by the Parties hereto through consultation and in a fair, equal and proper manner.

6.2       Each Party shall, with the utmost good faith, take economically reasonable approach to promote all aspects of the work of the [***] Project without reducing the actual effect.

Article 7 Cost Bearing

Party A and Party B shall be responsible for their own taxes and fees arising from their respective implementation of this Agreement.

Article 8 Liabilities for Breach

8.1                     The occurrence of any of the following circumstances to any Party hereto shall constitute a breach of this Agreement:

8.1.1                    Breach of any obligation or covenant set forth in this Agreement;

8.1.2                    Any representation or warranty made by such Party in this Agreement is inconsistent with the facts or is misleading (whether made in good faith or in bad faith).

8.2                     In case of any aforesaid breach of this Agreement, the non-breaching Party shall be entitled to request the breaching Party to rectify it within 30 days; if the breaching Party fails to rectify it within the specified period, Both Parties may initiate arbitration in accordance with Article 11.2 of this Agreement. If such arbitration fails, the non-breaching Party shall be entitled to rescind this Agreement. Furthermore, the breaching Party shall indemnify the non-breaching Party against all claims, losses, liabilities, damages, costs and expenses directly caused to the non-breaching Party due to its breach (including the fees of attorney).

ARTICLE 9 Force Majeure

9.1                     Force Majeure under this Agreement means any objective event that is unforeseeable at the time of execution of this Agreement, is unavoidable by the Parties and the consequences of which cannot be overcome. Such objective events shall include, without limitation, earthquakes, typhoons, flood, fire, war, strikes, riots, acts of governments, changes in law or the application thereof or any other instances which are unforeseeable, unavoidable or out of control, including objective instances which are accepted as Force Majeure in general international commercial practice.

9.2                     If an event of Force Majeure occurs, a Party’s contractual obligations affected by such event under this Agreement shall be suspended during the period of delay caused by the Force Majeure and the period for performance of such contractual obligations shall be automatically extended, with the extended period of performance equals to the period of delay, and the affected Party shall not be responsible for the breach of this Agreement due to such delay. .

9.3                     In case of any Force Majeure, the Party affected thereby shall, within 30 days upon occurrence of Force Majeure, provide the other Party with relevant documents notarized by a notary office to prove the occurrence of the Force Majeure event.

9.4                     In the event of Force Majeure, the Parties shall immediately consult with each other in order to find an equitable solution and shall use all reasonable endeavours to minimize the consequences of such Force Majeure.

Article 10 Amendment, Rescission or Termination

10.1              Unless otherwise provided for herein, this Agreement shall be rescinded upon occurrence of any of the following circumstances:

10.1.1    The Parties rescind this Agreement by mutual consensus through consultation;

10.1.2    The Parties are unable to achieve the purpose of the Agreement due to Force Majeure;

10.1.3    If a Party breaches this Agreement, the non-breaching Party may rescind this Agreement in accordance with Article 8.2;

10.1.4    This Agreement is held invalid by courts or other competent authority;

10.1.5    If the other Party encounters any adverse event, such as inability to continue its operation and changes of key project members, and fails to take effective measures to eliminate such adverse effects, the non-breaching Party shall be entitled to terminate this Agreement.

10.1.6    This Agreement and “Cooperation Agreement on International Interests of [***] Project, dated May 22, 2019, between Dragon Boat Biopharmaceutical (Shanghai) Limited. and Adagene Inc.” are complementary to each other. If the latter is rescinded, this Agreement shall be rescinded as well.

10.2              In case where this Agreement is rescinded in accordance with Article 10.1.4, the effective date of rescission of this Agreement shall be the effective date of the court judgment or other formal document of other competent governmental authority; in case where this Agreement is rescinded in accordance with other provisions of Article 11.1, the effective date of rescission of this Agreement shall be either the date of rescission agreed in the agreement of rescission, if an agreement of rescission is entered by the Parties, or termination date specified in the written notice of termination delivered by the non-breaching Party.

10.3              If this Agreement is rescinded due to the breach by a Party, the non-breaching Party’s right to request for damages shall not be affected thereby.

10.4              This Agreement may be changed and supplemented by unanimous agreement of the Parties. Any amendment and supplement to this Agreement shall be made in writing and come into effect after being duly executed by the Parties.

10.5              After the termination of this Agreement, all tangible technical materials including but not limited to intellectual property, materials and data provided by Party B for the [***] Project shall be returned by Party A to Party B.

Article 11 Governing Laws and Dispute Resolution

11.1              The Parties agree that the execution, performance, interpretation and dispute settlement of this Agreement shall be governed by the laws of the People’s Republic of China.

11.2              Any dispute arising from the execution and performance of this Agreement or in connection herewith shall be settled by the Parties through friendly consultation; if such dispute fails to be settled through consultation within 30 days from the occurrence of such dispute, any Party may submit such dispute to China International Economic and Trade Arbitration Commission for arbitration in accordance with its then effective arbitration rules. The place of arbitration shall be Shanghai. The arbitral award shall be final and binding to the Parties.

During the arbitration period, the Parties shall continue to perform other obligations under this Agreement, except for the issues in dispute submitted for arbitration.

Article 12 Confidentiality

12.1 Any Party hereto (the “Receiving Party”) shall keep strictly confidential the information including but not limited to technical materials, research reports and product information (the “Confidential Information”) obtained from or learnt from the Disclosing Party (the “Disclosing Party”) that may be reasonably deemed as confidential. The existence and terms of this Agreement (especially the information such as Agreement amount and technical indicators) are also considered Confidential Information. Confidential Information shall not include information that: (a) the Receiving Party has evidence to prove was obtained or known prior to its disclosure by the Disclosing Party; (b) becomes available to the public other than as a result of the Receiving Party’s misconduct or error; (c) becomes available to the Receiving Party in a justifiable and reasonable manner from a third party not under an obligation of confidentiality; and (d) is independently developed by the Receiving Party.

12.2 The Parties agree that, unless with the written consent of the Disclosing Party, the Receiving Party: (1) shall not use the Confidential Information for any purpose other than for the purpose of the performance of this Agreement; and (2) shall not disclose any Confidential Information to any third party, except for (1) disclosure to its employees, licensors, subcontractors, agents, representatives, counsels, consultants and other advisors under confidentiality obligation on a need-to-know basis for the purpose of performing this Agreement; and (2) inspection, disclosure or other activities required by governmental authorities, judicial proceedings, stock exchanges or relevant laws; provided that such disclosure shall be controlled to the extent necessary. The Receiving Party agrees to take any feasible measures to protect the Confidential Information with the confidential level no less stringent than the Receiving Party’s confidential level for its own Confidential Information or the information of similar nature, so as to prevent the disclosure and unauthorized use of the Confidential Information.

12.3 This Article of confidentiality supersedes any confidentiality agreement signed by Both Parties before the effectiveness of this Agreement. The confidentiality term shall be valid during the validity term of this Agreement and 10 years after the termination of this Agreement.

Article 13 Limitation of Liability

Except for the indemnification liability assumed by a Party due to third party claims or damages resulting from willful misconduct or fraud of a Party, a Party hereto shall not be liable for any special, incidental, accidental, indirect or punitive losses or losses of similar nature, including but not limited to loss of anticipated revenue, loss of profits, unmarketable products or loss of opportunity in connection with this Agreement, regardless of whether such losses have been advised in advance or not.

Notwithstanding any provisions to the contrary, to the extent permitted by law, in any cases, the maximum amount of liability of Party B under this Agreement, shall be limited to the amount of all fees and charges that have been collected by Party B under this Agreement, except for the damages caused by willful misconduct or fraud.

Article 14 Liability for Compensation

Each Party shall protect, indemnify, and hold harmless the other Party and its affiliates, and their officers, directors, employees, and agents against any liability or losses arising from any claim, action, proceeding, or demand (collectively, “Claims”) made by a third party due to: (1) such Party’s representations are untrue, inaccurate, or incomplete, or materially breach any warranty of this Agreement; or (2) such Party materially breaches any provision of this Agreement.

Article 15 Miscellaneous

15.1            This Agreement shall come into force as of the execution date of this Agreement.

15.2          Any matters not mentioned herein shall be supplemented through consultation by the Parties. Any amendments or supplements to this Agreement shall be in writing and shall require the execution of the Parties, and such amendments and supplements shall constitute a part of this Agreement.

15.3            Neither Party may assign, or otherwise transfer, or purport to assign, all or any of its rights, interest, duties or obligations under this Agreement without the prior written consent of the other Party.

15.4            If any provision of this Agreement is held invalid by a court or other competent authority, the validity of the remaining provisions shall not be affected.

15.5            Notices from one Party to the other Party pursuant to the provisions of this Agreement shall be in writing, shall be written in Chinese and shall be deemed to have been effectively sent, made and delivered at (1) a notice delivered by hand; (2) a notice sent by confirmed or registered mail, postage prepaid; (3) a reputable courier service; or (4) a notice sent by telephone facsimile to the following addresses of each Party, unless a different address is designated by such Party:

To Party A:

Address: Building 5, No. 34, Lane 122, Chunxiao Road, Zhangjiang, Shanghai

Attention: HUANG Yingfeng

Telephone: 021-50276016 -608

Facsimile: 021-50276016 -608

To Party B:

Address: Room 301, Floor C14, Bionano Science Park, No.218, Xinghu Street, Suzhou Industrial Park Suzhou

Attention: LUO Peizhi

Telephone: 008651287773616

Fax: 008651287773584

15.6 The headings of this Agreement are inserted for the convenience of reference only and shall not be used for the interpretation of this Agreement.

15.7 This Agreement is made in two counterparts with Party A and Party B holding one counterpart respectively and each counterpart shall have the same legal effect.

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Party A: Dragon Boat Biopharmaceutical (Shanghai) Limited. (Seal)

Legal Representative/Authorized Representative:

Party B: Adagene (Suzhou) Limited (Seal)

Legal Representative/Authorized Representative: